Exhibit 99.1
Cable One Reports Fourth Quarter and Full Year 2025 Results
February 26, 2026 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter and year ended December 31, 2025.

	Three Months Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Revenues	$363,739	$387,213	$(23,474)	(6.1)%
Net loss	$(7,622)	$(105,238)	$97,616	(92.8)%
Net profit margin	(2.1)%	(27.2)%
Cash flows from operating activities	$145,533	$167,621	$(22,088)	(13.2)%
Adjusted EBITDA(1)	$193,923	$210,971	$(17,048)	(8.1)%
Adjusted EBITDA margin(1)	53.3%	54.5%
Capital expenditures	$73,982	$71,905	$2,077	2.9%
Adjusted EBITDA less capital expenditures(1)	$119,941	$139,066	$(19,125)	(13.8)%

	Year Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Revenues	$1,501,423	$1,579,542	$(78,119)	(4.9)%
Net income (loss)	$(356,459)	$14,480	$(370,939)	NM
Net profit margin	(23.7)%	0.9%
Cash flows from operating activities	$563,326	$664,128	$(100,802)	(15.2)%
Adjusted EBITDA(1)	$801,704	$853,986	$(52,282)	(6.1)%
Adjusted EBITDA margin(1)	53.4%	54.1%
Capital expenditures	$285,251	$286,354	$(1,103)	(0.4)%
Adjusted EBITDA less capital expenditures(1)	$516,453	$567,632	$(51,179)	(9.0)%
"The fourth quarter reflected year-over-year residential data connect activity growth and a significant improvement in disconnects compared to the third quarter, which together resulted in net subscriber results that were better than the declining trends we experienced earlier in 2025," said Todd Koetje, Cable One Chief Financial Officer. "As we enter 2026, we are squarely focused on defending our customer base, capitalizing on profitable growth and executing on key efficiency initiatives."

"I am excited to lead this great team forward," said Jim Holanda, Cable One Chief Executive Officer. "By deepening our customer relationships, thoughtfully expanding our product offerings and evolving how we reach and serve customers, we see opportunities to compete for market share, deepen penetration with higher value products and grow where the economics make sense."

Fourth Quarter 2025 Summary:
•Total revenues were $363.7 million in the fourth quarter of 2025 compared to $387.2 million in the fourth quarter of 2024, with $7.7 million of the decrease attributable to a decline in residential video revenues.
•Residential data revenues were $219.6 million in the fourth quarter of 2025 compared to $229.3 million in the fourth quarter of 2024, a decrease of $9.6 million, or 4.2%, year-over-year.
•Business data revenues for the fourth quarter of 2025 were $56.8 million, a decrease of $0.8 million, or 1.3%, year-over-year.
•Net losses were $7.6 million and $105.2 million in the fourth quarter of 2025 and 2024, respectively. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")(1) was $193.9 million in the fourth quarter of 2025 compared to $211.0 million in the fourth quarter of 2024. Net profit margin was negative 2.1% and Adjusted EBITDA margin(1) was 53.3% in the fourth quarter of 2025.
•Net cash provided by operating activities was $145.5 million in the fourth quarter of 2025 compared to $167.6 million in the fourth quarter of 2024. Adjusted EBITDA less capital expenditures(1) was $119.9 million in the fourth quarter of 2025 compared to $139.1 million in the fourth quarter of 2024.
•The Company paid down an aggregate $90.2 million principal amount of debt during the fourth quarter of 2025, consisting of $55.0 million of revolving credit facility ("Revolver") paydowns, $30.7 million of senior notes principal repurchases and $4.5 million of scheduled amortization payments. The Company's weighted average cost of debt was 3.8% for the fourth quarter of 2025.
Full Year 2025 Summary:
•Total revenues were $1.50 billion in 2025 and $1.58 billion in 2024, with $35.0 million of the decrease attributable to residential video revenues. Residential data revenues decreased $24.2 million, or 2.6%, and business data revenues increased $0.8 million, or 0.3%, year-over-year.
•Net loss was $356.5 million in 2025 compared to net income of $14.5 million in 2024. Adjusted EBITDA(1) was $801.7 million in 2025 compared to $854.0 million in 2024. Net profit margin was negative 23.7% and Adjusted EBITDA margin(1) was 53.4% in 2025.
•Net cash provided by operating activities was $563.3 million in 2025 compared to $664.1 million in 2024. Adjusted EBITDA less capital expenditures(1) was $516.5 million in 2025 compared to $567.6 million in 2024.
•The Company paid down an aggregate $403.4 million principal amount of debt in 2025, consisting of $313.0 million of Revolver paydowns, $68.0 million of senior notes principal repurchases, $4.4 million of term loan principal prepayments and $18.0 million of scheduled amortization payments.
•The Company's $1.25 billion Revolver was undrawn as of December 31, 2025, providing a significant source of committed debt financing.

NM = Not meaningful.
(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Fourth Quarter 2025 Financial Results Compared to Fourth Quarter 2024
Revenues decreased $23.5 million, or 6.1%, to $363.7 million in the fourth quarter of 2025 compared to the fourth quarter of 2024. Residential data revenues decreased $9.6 million, or 4.2%, year-over-year due primarily to a decrease in subscribers, partially offset by a 1.2% increase in average revenue per unit ("ARPU"). Residential video revenues decreased $7.7 million, or 15.2%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by rate adjustments enacted during 2025. Business data revenues decreased $0.8 million, or 1.3%, year-over-year due primarily to a decrease in subscribers.
Net losses were $7.6 million and $105.2 million in the fourth quarter of 2025 and 2024, respectively. The year-over-year change was due primarily to a $111.7 million non-cash impairment of an equity investment during the prior year quarter. Net profit margin was negative 2.1% in the fourth quarter of 2025 compared to negative 27.2% in the prior year quarter.
Adjusted EBITDA was $193.9 million and $211.0 million for the fourth quarter of 2025 and 2024, respectively. Adjusted EBITDA margin was 53.3% in the fourth quarter of 2025 compared to 54.5% in the prior year quarter.
Net cash provided by operating activities was $145.5 million in the fourth quarter of 2025 compared to $167.6 million in the fourth quarter of 2024. The decrease was driven primarily by lower Adjusted EBITDA, partially offset by lower cash payments for income taxes and interest. Capital expenditures for the fourth quarter of 2025 totaled $74.0 million compared to $71.9 million for the fourth quarter of 2024. Adjusted EBITDA less capital expenditures for the fourth quarter of 2025 was $119.9 million compared to $139.1 million in the prior year quarter.
Full Year 2025 Financial Results Compared to Full Year 2024
Revenues decreased $78.1 million, or 4.9%, to $1.50 billion for 2025 compared to the prior year. Residential data revenues decreased $24.2 million, or 2.6%, year-over-year due primarily to a decrease in subscribers, partially offset by a 0.6% increase in ARPU. Residential video revenues decreased $35.0 million, or 15.7%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by rate adjustments enacted during 2025. Business data revenues increased $0.8 million, or 0.3%, with the fiber and carrier portions of the business continuing to experience growth.
Net loss was $356.5 million in 2025 compared to net income of $14.5 million in the prior year. The year-over-year change was due primarily to non-cash asset impairment charges associated with our indefinite-lived franchise agreements and goodwill totaling $456.2 million, net of tax, recognized during 2025. Net profit margin was negative 23.7% in 2025 compared to 0.9% in the prior year.
Adjusted EBITDA was $801.7 million and $854.0 million for 2025 and 2024, respectively. Adjusted EBITDA margin was 53.4% in 2025 compared to 54.1% in the prior year.
Net cash provided by operating activities was $563.3 million in 2025 compared to $664.1 million in 2024. The decrease was driven primarily by lower Adjusted EBITDA and unfavorable change in working capital balances, partially offset by lower cash payments for income taxes and interest. Capital expenditures for 2025 totaled $285.3 million compared to $286.4 million for 2024. Adjusted EBITDA less capital expenditures for 2025 was $516.5 million compared to $567.6 million in the prior year.

Liquidity and Capital Resources
At December 31, 2025, the Company had $152.8 million of cash and cash equivalents on hand compared to $153.6 million at December 31, 2024. The Company’s debt balance was $3.21 billion and $3.62 billion at December 31, 2025 and 2024, respectively. The Company's $1.25 billion Revolver was undrawn as of December 31, 2025, providing a significant source of committed debt financing.
The Company repaid $55.0 million under the Revolver during the fourth quarter of 2025, bringing total repayments under the Revolver to $313.0 million during 2025. In addition, the Company voluntarily repurchased $30.7 million aggregate principal amount of outstanding senior notes during the quarter, bringing total year-to-date voluntary senior notes and term loan repurchases to $72.4 million.
The Company's capital expenditures by category were as follows for the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Customer premise equipment(1)	$16,540	$22,446	$61,188	$59,876
Commercial(2)	2,757	5,923	16,468	20,996
Scalable infrastructure(3)	10,382	5,275	33,579	31,334
Line extensions(4)	18,430	13,067	68,393	61,326
Upgrade/rebuild(5)	3,771	3,941	15,448	30,486
Support capital(6)	22,102	21,253	90,175	82,336
Total	$73,982	$71,905	$285,251	$286,354

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the fourth quarter and full year 2025 on Thursday, February 26, 2026, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from February 26, 2026 until March 26, 2026 at ir.cableone.net.
Additional Information Available on Website
The information in this press release should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2025 (the "2025 Form 10-K"), which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, government program exit costs, net equity method investment (income) loss, asset impairments, executive search costs, legal settlement of alleged patent infringement, net other (income) expense and special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and other special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA, and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don't just keep our customers connected; they drive progress in education, business and everyday life. We're dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn't just what we do–it's who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable pursuant to the put option associated with the remaining equity interests in MBI which was exercised on January 2, 2026 (such purchase price, the "Put Price") and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Put Price, MBI's future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the 2025 Form 10-K to be filed with the SEC:
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the exercise of the put option associated with the remaining equity interests in MBI and the acquisition and integration of MBI;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•impairments of intangible assets and goodwill;
•legislative or regulatory efforts to impose new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to pay dividends;
•our reduced stock price;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company's ability to successfully transition to its new Chief Executive Officer;
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands, except per share data)	2025	2024	$ Change	% Change
Revenues:
Residential data	$219,640	$229,269	$(9,629)	(4.2)%
Residential video	43,135	50,850	(7,715)	(15.2)%
Residential voice	6,396	7,430	(1,034)	(13.9)%
Business data	56,831	57,589	(758)	(1.3)%
Business other	14,598	16,489	(1,891)	(11.5)%
Other	23,139	25,586	(2,447)	(9.6)%
Total Revenues	363,739	387,213	(23,474)	(6.1)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	93,860	99,858	(5,998)	(6.0)%
Selling, general and administrative	92,883	96,353	(3,470)	(3.6)%
Depreciation and amortization	83,619	85,635	(2,016)	(2.4)%
(Gain) loss on asset sales and disposals, net	1,809	3,786	(1,977)	(52.2)%
Total Costs and Expenses	272,171	285,632	(13,461)	(4.7)%
Income from operations	91,568	101,581	(10,013)	(9.9)%
Interest expense, net	(29,581)	(33,040)	3,459	(10.5)%
Other income (expense), net	(28,079)	(57,201)	29,122	(50.9)%
Income before income taxes and equity method investment income (loss), net	33,908	11,340	22,568	199.0%
Income tax (provision) benefit	(3,749)	22,315	(26,064)	(116.8)%
Income before equity method investment income (loss), net	30,159	33,655	(3,496)	(10.4)%
Equity method investment income (loss), net	(37,781)	(138,893)	101,112	(72.8)%
Net loss	$(7,622)	$(105,238)	$97,616	(92.8)%

Net Loss per Common Share:
Basic	$(1.35)	$(18.71)	$17.36	(92.8)%
Diluted	$(1.35)	$(18.71)	$17.36	(92.8)%
Weighted Average Common Shares Outstanding:
Basic	5,645,254	5,623,747	21,507	0.4%
Diluted	5,645,254	5,623,747	21,507	0.4%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(463)	$24,933	$(25,396)	(101.9)%
Comprehensive loss	$(8,085)	$(80,305)	$72,220	(89.9)%

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Year Ended December 31,
(dollars in thousands, except per share data)	2025	2024	$ Change	% Change
Revenues:
Residential data	$901,696	$925,854	$(24,158)	(2.6)%
Residential video	187,068	222,036	(34,968)	(15.7)%
Residential voice	26,866	31,958	(5,092)	(15.9)%
Business data	228,995	228,197	798	0.3%
Business other	63,113	72,279	(9,166)	(12.7)%
Other	93,685	99,218	(5,533)	(5.6)%
Total Revenues	1,501,423	1,579,542	(78,119)	(4.9)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	392,102	416,819	(24,717)	(5.9)%
Selling, general and administrative	381,131	365,956	15,175	4.1%
Depreciation and amortization	338,549	341,754	(3,205)	(0.9)%
(Gain) loss on asset sales and disposals, net	10,980	13,134	(2,154)	(16.4)%
Asset impairments	586,017	—	586,017	NM
Total Costs and Expenses	1,708,779	1,137,663	571,116	50.2%
Income (loss) from operations	(207,356)	441,879	(649,235)	(146.9)%
Interest expense, net	(129,967)	(137,997)	8,030	(5.8)%
Other income (expense), net	30,947	(59,705)	90,652	(151.8)%
Income (loss) before income taxes and equity method investment income (loss), net	(306,376)	244,177	(550,553)	(225.5)%
Income tax (provision) benefit	87,861	(25,201)	113,062	NM
Income (loss) before equity method investment income (loss), net	(218,515)	218,976	(437,491)	(199.8)%
Equity method investment income (loss), net	(137,944)	(204,496)	66,552	(32.5)%
Net income (loss)	$(356,459)	$14,480	$(370,939)	NM

Net Income (Loss) per Common Share:
Basic	$(63.21)	$2.58	$(65.79)	NM
Diluted	$(63.21)	$2.57	$(65.78)	NM
Weighted Average Common Shares Outstanding:
Basic	5,639,714	5,621,408	18,306	0.3%
Diluted	5,639,714	5,631,499	8,215	0.1%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(28,650)	$11,355	$(40,005)	NM
Comprehensive income (loss)	$(385,109)	$25,835	$(410,944)	NM

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$152,769	$153,631
Accounts receivable, net	58,578	57,742
Prepaid and other current assets	95,238	67,862
Total Current Assets	306,585	279,235
Equity investments	613,841	815,812
Property, plant and equipment, net	1,784,201	1,789,955
Intangible assets, net	1,974,359	2,532,855
Goodwill	840,826	929,609
Other noncurrent assets	68,541	178,429
Total Assets	$5,588,353	$6,525,895

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$143,058	$167,271
Deferred revenue	22,731	27,889
Current portion of long-term debt	593,535	18,712
Total Current Liabilities	759,324	213,872
Long-term debt	2,600,392	3,571,536
Deferred income taxes	769,924	914,042
Other noncurrent liabilities	25,075	30,413
Total Liabilities	4,154,715	4,729,863

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,635,219 and 5,619,365 shares outstanding as of December 31, 2025 and 2024, respectively)	62	62
Additional paid-in capital	681,866	639,288
Retained earnings	1,334,553	1,708,244
Accumulated other comprehensive income (loss)	19,450	48,100
Treasury stock, at cost (540,180 and 556,034 shares held as of December 31, 2025 and 2024, respectively)	(602,293)	(599,662)
Total Stockholders' Equity	1,433,638	1,796,032
Total Liabilities and Stockholders' Equity	$5,588,353	$6,525,895

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(7,622)	$(105,238)	$(356,459)	$14,480
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	83,619	85,635	338,549	341,754
Amortization of debt discount and issuance costs	2,081	2,303	8,996	8,923
Equity-based compensation	9,939	8,782	42,578	31,714
Gain on debt extinguishments	(6,406)	—	(13,418)	—
Change in deferred income taxes	3,807	(10,327)	(134,096)	(40,417)
(Gain) loss on asset sales and disposals, net	1,809	3,786	10,980	13,134
(Gain) loss on sales of equity investments	(26)	—	(70,578)	—
Equity method investment (income) loss, net	37,781	138,893	137,944	204,496
Fair value adjustments	34,498	128,976	52,355	139,143
Gain on MBI Amendment	—	(71,486)	—	(71,486)
Asset impairments	—	—	586,017	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,856	707	(836)	36,431
Prepaid and other current assets	7,743	(14,365)	(3,965)	(16,598)
Accounts payable and accrued liabilities	(19,497)	8,911	(20,301)	19,894
Deferred revenue	(366)	1,735	(5,158)	490
Other	(3,683)	(10,691)	(9,282)	(17,830)
Net cash provided by operating activities	145,533	167,621	563,326	664,128

Cash flows from investing activities:
Purchase of business	—	—	—	(4,326)
Cash paid for MBI Amendment	—	(295,214)	—	(295,214)
Cash paid for debt and equity investments	—	—	—	(20,000)
Dividends received	—	45,214	—	45,214
Capital expenditures	(73,982)	(71,905)	(285,251)	(286,354)
Change in accrued expenses related to capital expenditures	(2,043)	(2,893)	(3,709)	(8,682)
Purchase of wireless licenses	—	—	—	(625)
Proceeds from sales of property, plant and equipment	299	—	813	—
Proceeds from asset sales and disposals	—	2,404	—	5,542
Proceeds from sales of equity investments	26	—	133,970	—
Net cash used in investing activities	(75,700)	(322,394)	(154,177)	(564,445)

Cash flows from financing activities:
Proceeds from debt borrowings	—	175,000	—	175,000
Payment of debt issuance costs	—	(1,593)	—	(1,593)
Debt repayments	(83,701)	(74,595)	(390,148)	(238,961)
Payment of withholding tax for equity awards	(12)	(114)	(2,631)	(2,884)
Dividends paid to stockholders	—	(16,935)	(17,232)	(67,903)
Net cash provided by (used in) financing activities	(83,713)	81,763	(410,011)	(136,341)

Change in cash and cash equivalents	(13,880)	(73,010)	(862)	(36,658)
Cash and cash equivalents, beginning of period	166,649	226,641	153,631	190,289
Cash and cash equivalents, end of period	$152,769	$153,631	$152,769	$153,631

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$36,647	$39,919	$138,376	$149,092
Cash paid for income taxes, net of refunds received	$(949)	$5,726	$45,229	$81,577

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net loss	$(7,622)	$(105,238)	$97,616	(92.8)%
Net profit margin	(2.1)%	(27.2)%

Plus: Interest expense, net	29,581	33,040	(3,459)	(10.5)%
Income tax provision (benefit)	3,749	(22,315)	26,064	(116.8)%
Depreciation and amortization	83,619	85,635	(2,016)	(2.4)%
Equity-based compensation	9,939	8,782	1,157	13.2%
Severance and contract termination costs	1,651	1,685	(34)	(2.0)%
Acquisition-related costs	2,338	731	1,607	219.8%
(Gain) loss on asset sales and disposals, net	1,809	3,786	(1,977)	(52.2)%
System conversion costs	2,332	3,566	(1,234)	(34.6)%
Rebranding costs	—	5,205	(5,205)	(100.0)%
Equity method investment (income) loss, net	37,781	138,893	(101,112)	(72.8)%
Executive search costs	667	—	667	NM
Other (income) expense, net	28,079	57,201	(29,122)	(50.9)%
Adjusted EBITDA	$193,923	$210,971	$(17,048)	(8.1)%
Adjusted EBITDA margin	53.3%	54.5%

Less: Capital expenditures	$73,982	$71,905	$2,077	2.9%
Capital expenditures as a percentage of net loss	(970.6)%	(68.3)%
Capital expenditures as a percentage of Adjusted EBITDA	38.2%	34.1%

Adjusted EBITDA less capital expenditures	$119,941	$139,066	$(19,125)	(13.8)%

NM = Not meaningful.

	Three Months Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net cash provided by operating activities	$145,533	$167,621	$(22,088)	(13.2)%
Capital expenditures	(73,982)	(71,905)	(2,077)	2.9%
Interest expense, net	29,581	33,040	(3,459)	(10.5)%
Amortization of debt discount and issuance costs	(2,081)	(2,303)	222	(9.6)%
Income tax provision (benefit)	3,749	(22,315)	26,064	(116.8)%
Changes in operating assets and liabilities	13,947	13,703	244	1.8%
Gain on debt extinguishments	6,406	—	6,406	NM
Change in deferred income taxes	(3,807)	10,327	(14,134)	(136.9)%
Acquisition-related costs	2,338	731	1,607	219.8%
Severance and contract termination costs	1,651	1,685	(34)	(2.0)%
System conversion costs	2,332	3,566	(1,234)	(34.6)%
Rebranding costs	—	5,205	(5,205)	(100.0)%
Gain on MBI Amendment	—	71,486	(71,486)	(100.0)%
Fair value adjustments	(34,498)	(128,976)	94,478	(73.3)%
Executive search costs	667	—	667	NM
(Gain) loss on sales of equity investments	26	—	26	NM
Other (income) expense, net	28,079	57,201	(29,122)	(50.9)%
Adjusted EBITDA less capital expenditures	$119,941	$139,066	$(19,125)	(13.8)%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited)

	Year Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net income (loss)	$(356,459)	$14,480	$(370,939)	NM
Net profit margin	(23.7)%	0.9%

Plus: Interest expense, net	129,967	137,997	(8,030)	(5.8)%
Income tax provision (benefit)	(87,861)	25,201	(113,062)	NM
Depreciation and amortization	338,549	341,754	(3,205)	(0.9)%
Equity-based compensation	42,578	31,714	10,864	34.3%
Severance and contract termination costs	3,860	9,176	(5,316)	(57.9)%
Acquisition-related costs	4,386	1,618	2,768	171.1%
(Gain) loss on asset sales and disposals, net	10,980	13,134	(2,154)	(16.4)%
System conversion costs	18,611	7,040	11,571	164.4%
Rebranding costs	—	6,765	(6,765)	(100.0)%
Government program exit costs	—	906	(906)	(100.0)%
Equity method investment (income) loss, net	137,944	204,496	(66,552)	(32.5)%
Asset impairments	586,017	—	586,017	NM
Executive search costs	1,279	—	1,279	NM
Legal settlement of alleged patent infringement	2,800	—	2,800	NM
Other (income) expense, net	(30,947)	59,705	(90,652)	(151.8)%
Adjusted EBITDA	$801,704	$853,986	$(52,282)	(6.1)%
Adjusted EBITDA margin	53.4%	54.1%

Less: Capital expenditures	$285,251	$286,354	$(1,103)	(0.4)%
Capital expenditures as a percentage of net income (loss)	(80.0)%	1,977.6%
Capital expenditures as a percentage of Adjusted EBITDA	35.6%	33.5%

Adjusted EBITDA less capital expenditures	$516,453	$567,632	$(51,179)	(9.0)%

NM = Not meaningful.

	Year Ended December 31,
(dollars in thousands)	2025	2024	$ Change	% Change
Net cash provided by operating activities	$563,326	$664,128	$(100,802)	(15.2)%
Capital expenditures	(285,251)	(286,354)	1,103	(0.4)%
Interest expense, net	129,967	137,997	(8,030)	(5.8)%
Amortization of debt discount and issuance costs	(8,996)	(8,923)	(73)	0.8%
Income tax provision (benefit)	(87,861)	25,201	(113,062)	NM
Changes in operating assets and liabilities	39,542	(22,387)	61,929	NM
Gain on debt extinguishments	13,418	—	13,418	NM
Change in deferred income taxes	134,096	40,417	93,679	231.8%
Acquisition-related costs	4,386	1,618	2,768	171.1%
Severance and contract termination costs	3,860	9,176	(5,316)	(57.9)%
System conversion costs	18,611	7,040	11,571	164.4%
Rebranding costs	—	6,765	(6,765)	(100.0)%
Government program exit costs	—	906	(906)	(100.0)%
Gain on MBI Amendment	—	71,486	(71,486)	(100.0)%
Fair value adjustments	(52,355)	(139,143)	86,788	(62.4)%
Executive search costs	1,279	—	1,279	NM
Legal settlement of alleged patent infringement	2,800	—	2,800	NM
(Gain) loss on sales of equity investments	70,578	—	70,578	NM
Other (income) expense, net	(30,947)	59,705	(90,652)	(151.8)%
Adjusted EBITDA less capital expenditures	$516,453	$567,632	$(51,179)	(9.0)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of December 31,
(in thousands, except percentages and ARPU data)	2025	2024	Change	% Change
Passings(1)	2,899.4	2,841.6	57.8	2.0%

Residential Customers	921.8	983.0	(61.1)	(6.2)%

Data PSUs	899.7	955.0	(55.3)	(5.8)%
Video PSUs	83.7	107.4	(23.7)	(22.1)%
Voice PSUs	55.9	67.3	(11.4)	(16.9)%
Total residential PSUs	1,039.4	1,129.7	(90.3)	(8.0)%

Business Customers	107.6	105.9	1.7	1.6%

Data PSUs	99.4	100.2	(0.8)	(0.8)%
Video PSUs	4.7	6.7	(2.0)	(29.5)%
Voice PSUs	38.0	38.4	(0.5)	(1.2)%
Total business services PSUs	142.1	145.3	(3.3)	(2.2)%

Total Customers	1,029.4	1,088.8	(59.4)	(5.5)%
Total non-video	941.5	970.5	(29.0)	(3.0)%
Percent of total	91.5%	89.1%		2.3%

Data PSUs	999.1	1,055.2	(56.1)	(5.3)%
Video PSUs	88.4	114.1	(25.7)	(22.5)%
Voice PSUs	93.9	105.8	(11.9)	(11.2)%
Total PSUs	1,181.5	1,275.1	(93.6)	(7.3)%

Penetration
Data	34.5%	37.1%		(2.7)%
Video	3.1%	4.0%		(1.0)%
Voice	3.2%	3.7%		(0.5)%

Share of Fourth Quarter Revenues
Residential data	60.4%	59.2%		1.2%
Business services	19.6%	19.1%		0.5%
Total	80.0%	78.3%		1.7%

ARPU - Fourth Quarter
Residential data(2)	$80.71	$79.72	$0.99	1.2%
Residential video(2)	$165.90	$154.44	$11.46	7.4%
Residential voice(2)	$37.28	$36.05	$1.23	3.4%
Business services(3)	$220.81	$236.84	$(16.03)	(6.8)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Passings represent the estimated number of serviceable and marketable homes and businesses passed by the Company's active plant based on available information. Beginning in the third quarter of 2025, the Company began using an external reporting service for determining reported passings. The service provider generates updated counts biannually, during the first and third quarters of each year. Therefore, going forward the Company's reported passings for the second and fourth quarters of the year will remain unchanged from the preceding sequential quarter.
(2)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.